Exhibit 10.8

SETTLEMENT AGREEMENT AND RELEASE

JOSEPH HENRY PAQUETTE TR FBO OVE, INC PROFIT SHARING PLAN FBO JOSEPH PAQUETTE (“Paquette”) and ROYALE ENERGY, INC. (“Royale Energy”) enter into this Settlement Agreement and Release as of the Effective Date as herein defined and hereby agree as follows:
1.          Parties.  The parties to this Settlement Agreement and Release (the “Agreement”) are JOSEPH HENRY PAQUETTE TR FBO OVE, INC PROFIT SHARING PLAN FBO JOSEPH PAQUETTE (“Paquette”) and ROYALE ENERGY, INC. (“Royale Energy”), collectively referred to herein as “the Parties.”
2.          The Dispute.  This Agreement is entered into with reference to a dispute between the Parties arising out of a certain investment by Paquette in Royale Energy in the amount of one million two hundred eighty thousand dollars and no cents ($1,280,000.00) that Paquette transferred to Royale Energy on or about July 26, 2016 (the “Dispute”).
3.          Payment.  In order to compromise and settle all claims among the Parties and in consideration of the promises and the terms and conditions hereinafter set forth, Royale Energy shall pay to the order of Paquette, a one-time payment in the principal sum of one million nine hundred thousand and no/100 dollars ($1,900,000.00).  Full payment shall be made on or before April 15, 2018.  Payment shall be in the form of wire transfer, and the $1,900,000 shall be deemed paid on the date all funds are received in Paquette’s bank account.  Wire instructions are attached hereto as Exhibit A and incorporated herein by this reference.
4.          Cancellation of Conversion Shares and Warrants.  To the extent, if any, that 3,200,000 shares of common stock of Royale Energy, Inc., or 3,200,000 shares of common stock of Royale Energy Holdings, Inc., may have been issued upon the merger of Royale Energy with and into Royale Energy Holdings, Inc., Paquette hereby consents to the cancellation of such shares and/or the transfer of such shares to Royale Energy Holdings, Inc., for cancellation. Paquette hereby irrevocably constitutes and appoints Jonathan Gregory as attorney in fact to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.  Paquette hereby consents to the cancellation of warrants to purchase 1,066,667 shares of Royale Energy common stock previously issued in his name on the books of Royale Energy.
4.          Nature and Effect of Agreement and Conditions Thereon.  This Agreement consists of a compromise and settlement by the Parties of claims arising from the Dispute described in Section 2, above, and a release given by the Parties relinquishing their claims against the other.  By executing this Agreement, the Parties intend to and do hereby extinguish the obligations heretofore existing between them and arising from that dispute.  THE NATURE AND EFFECT OF THIS AGREEMENT, AND THE ENFORCEMENT OF ANY OF THE PROVISIONS FOUND HEREIN, IS STRICTLY CONDITIONED UPON PAYMENT IN THE AMOUNT SET FORTH HEREIN BEING TIMELY TENDERED BY ROYALE ENERGY TO PAQUETTE IN THE MANNER AS SET FORTH HEREIN.  IT IS EXPRESSLY AGREED AND UNDERSTOOD BY THE PARTIES THAT, WITHOUT FURTHER NOTICE, THIS AGREEMENT SHALL BE AUTOMATICALLY NULL AND VOID IN THE EVENT PAYMENT IN THE AMOUNT SET FORTH HEREIN IS NOT TIMELY TENDERED BY ROYALE ENERGY TO PAQUETTE IN THE MANNER AS SET FORTH HEREIN.
5.          Releases.  Except as expressly stated elsewhere in this Agreement, the Parties shall have no further liability or obligations to each other arising out of or related to the Dispute, any of the claims or subject matter involved therein, or any claims which could have been asserted therein.  In consideration of the covenants and agreements of the Parties contained in this Agreement, the Parties shall and do hereby FOREVER RELEASE AND DISCHARGE each other Party, as well as the shareholders, officers, directors, employees, agents and servants of the each Party, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, damages, costs, expenses (including, but not limited to, attorneys’ fees), personal injuries, emotional distress, loss of earnings, monetary damages, expenses of past and future, medical care or expenses of any kind, known or unknown, which may exist or have existed between or among the Parties as of or before the Effective Date.  The releases herein given shall be, and remain in effect as, a full and complete release notwithstanding the discovery of the existence of any additional claims or facts relating thereto.  This is a general release.
It is understood and agreed that this Agreement shall constitute a general release by each of the Parties in favor of each of the other Parties and shall be effective as a full and final accord and satisfaction, and as a bar to all actions, causes of action, costs, expenses, attorneys’ fees, damages, claims for sanctions, claims for malicious prosecution by any Party or their counsel, or any other claims or liabilities whatsoever, whether known or unknown, suspected, claimed, or concealed, with respect to the Claims and specifically WAIVE any rights afforded by California Civil Code section 1542.  The Parties hereto acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows, and specifically waive any rights provided thereunder:
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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
5.          Representations.  The Parties each represent to and agree with the other Party as follows:
(a)          Each Party has authority to execute this Agreement.
(b)          Each Party has made such investigation of the facts pertaining to the Dispute and this Agreement and all of the matters pertaining thereto, as they deem necessary.
(c)          The terms of this Agreement are contractual, and are the result of negotiation between the parties.
(d)          This Agreement has been carefully read by each of the Parties and the contents hereof are known to and understood by each of the parties.  It is signed freely by each Party executing this Agreement.
(e)          Each Party has been represented by independent legal counsel during the negotiation and execution of this Agreement.  Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation of this Agreement.
6.          No Admission of Liability.  This Agreement effects the settlement of claims, present and possible, which are denied and contested, and nothing contained herein shall be construed as an admission by either Party of liability of any kind to the other Party.  All such liability is expressly denied.
7.          Predecessors, Successors, Assigns and Beneficiaries.  This Agreement shall inure to the benefit of and shall bind the predecessors, successors, assigns, representatives, beneficiaries and attorneys of the Parties, and each of them.  This Agreement is intended to and does release and inure to the benefit of each Party and each Party’s affiliated corporations and other related business entities (including, without limitation, parent corporations), subsidiaries, divisions, officers, directors, agents, employees, representatives, shareholders, accountants and attorneys, individually as well as in the capacity indicated.
8.          Integration.  This Agreement constitutes a single, integrated contract expressing the entire agreement of the parties hereto relative to the subject matter hereof.  No covenants, agreements, representations or warranties of any kind whatsoever have been made by any
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party hereto, except as specifically set forth in this Agreement.  All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement.  Except as expressly stated in this Agreement, none of the Parties has made any statement or representation to the others regarding any fact that is relied upon in entering into this Agreement.  No Party to this Agreement relies upon any statement, representation or promise of any other Party not contained herein in executing this Agreement or in making the settlement provided for herein.
9.          Severability.  In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining portions hereof shall remain in full force and effect.
10.          Choice of Law and Attorney’s Fees.   This Agreement shall be construed under and controlled by the laws of the State of California. If a Party incurs any expense, including reasonable attorney’s fees, in connection with any action or proceeding, including one seeking declaratory relief, instituted by any Party by reason of any default or alleged default of another Party under this Agreement, the Party prevailing in such action or proceeding shall be entitled to recover such reasonable expenses and attorneys’ fees from the opposing Party.
11.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one instrument.
12.          Good Faith Compliance.  Each Party hereto agrees to cooperate in good faith and to do all things necessary to effectuate this Agreement.
13.          Paragraph Headings: Interpretation.  Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation for or against any Party because that party or its legal representative drafted such provision.
14.          Effective Date.  The effective date of this Agreement shall be February 28, 2018.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the Effective Date.

JOSEPH HENRY PAQUETTE TR FBO OVE, INC PROFIT SHARING PLAN FBO JOSEPH PAQUETTE /s/ Joseph Henry Paquette	ROYALE ENERGY, INC. /s/ Jonathan Gregory
By Joseph Henry Paquette, Trustee	By Jonathan Gregory, CEO

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